UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LONGVIEW FIBRE COMPANY
             (Exact name of Registrant as specified in its charter)



           Washington                                   91-0298760
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         300 Fibre Way
      Longview, Washington                               98632
---------------------------------------     ------------------------------------
(Address of principal executive offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                    Name of each exchange on which each
   to be so registered                        class is to be registered
 Common Share Purchase Rights                  New York Stock Exchange
-----------------------------             -------------------------------------
-----------------------------             -------------------------------------
-----------------------------             -------------------------------------


If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), please check the following box.                         [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), please check the following box.                         [ ]

Securities Act registration statement file number to which this form relates: None (if applicable)
          ----

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

     This Amendment No. 2 on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A dated March 1, 1989 filed by Longview Fibre Company (the "Company"), such Registration Statement having been amended as of December 9, 1996 on Form 8-A/A. All capitalized terms not defined herein have the meanings ascribed to such terms in the Rights Agreement (as defined herein).

Item 1. Description of Securities.

     On December 8, 1998, the Board of Directors of the Company approved, and on December 18, 1998 the Company executed, a second amendment (the "Second
Amendment") to the Rights Agreement dated as of March 1, 1989 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent, such Rights Agreement having been amended as of December 6, 1996 by Amendment No. 1.

     Under the Second Amendment certain changes have been made to correct a defective and inconsistent provision in the Rights Agreement that was introduced by the First Amendment.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which is attached as
Exhibit 4 hereto and is hereby incorporated herein by reference.

Item 2. Exhibits.

4. Second Amendment dated as of December 18, 1998 to Rights Agreement dated as of March 1, 1989 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   LONGVIEW FIBRE COMPANY

                                   By:      /s/ LISA J. HOLBROOK
                                            -----------------------------------
                                   Name:    Lisa J. Holbrook
                                   Title:   Senior Vice President-Finance,
                                              Secretary and Treasurer



Dated:  December  18,  1998

                                 EXHIBIT INDEX


EXHIBIT
NUMBER         EXHIBIT DESCRIPTION

4 Form of Second Amendment to Rights Agreement, dated as of December 18, 1998 between LONGVIEW FIBRE COMPANY and CHASEMELLON SHAREHOLDER SERVICES, L.L.C.